Exhibit 99.1

PAVmed Announces First Human CarpX™ Procedures

First nine patients undergo successful CarpX procedures as part of FIH clinical safety study

NEW YORK, May 20, 2019 (GLOBE NEWSWIRE) — PAVmed Inc. (Nasdaq: PAVM, PAVMZ) (the “Company” or “PAVmed”), a highly differentiated, multiproduct medical device company, today announced that the first group of nine patients with carpal tunnel syndrome underwent successful CarpX procedures as part of the first-in-human (FIH) clinical safety study PAVmed is conducting in support of its planned U.S. Food and Drug Administration (FDA) 510(k) re-submission.

“Simply stated, CarpX works. In fact, it works extremely well,” Lishan Aklog, M.D., PAVmed’s Chairman and Chief Executive Officer declared. “This initial human experience leaves little doubt in my mind that our CarpX device will transform how carpal tunnel syndrome is treated in millions of people worldwide, addressing a billion dollar market opportunity in the U.S. alone. CarpX proved to be a precision cutting device, consistent with its design and the results of extensive pre-clinical testing.”

The procedures were performed at St. George’s Hospital in Christchurch, New Zealand by veteran plastic, reconstructive and hand surgeons Terrence A. Creagh MBChB, MRCS(Eng), FRACS(Plast) and Howard W. Klein M.D. FRACS, FRCSC, FACS. Nine patients with a clinical diagnosis of carpal tunnel syndrome were enrolled in PAVmed’s FIH clinical safety study and underwent preoperative testing, including electrodiagnostic testing, according to the study protocol developed in collaboration with the FDA. The patients then underwent successful minimally invasive carpal tunnel release using the CarpX device. Complete division of the transverse carpal ligament, the protocol’s effectiveness endpoint, was confirmed by endoscopic visualization of the cut edges of the ligament across its entire width. There were no device-related adverse events. As per the protocol, patients will undergo post-operative clinical follow-up at two weeks and 90 days, with repeat electrodiagnostic testing during the 90-day follow-up to document the protocol’s safety endpoint.

“I would like to thank Terrence Creagh and Howard Klein for their extraordinary efforts in helping us reach this major milestone,” said Brian J. deGuzman, M.D., PAVmed’s Chief Medical Officer who led the PAVmed team in New Zealand, trained the surgeons on the CarpX procedure in cadavers and was present in the operating room during all of the procedures. “The surgeons were able to replicate the outstanding results of our pre-clinical testing in actual patients with carpal tunnel syndrome. These first CarpX procedures achieved the same anatomic result as traditional open surgery, namely complete division of the transverse carpal ligament, using the device’s minimally invasive approach. Endoscopic visualization showed that the cuts were precise and clean, without charring, in every case, consistent with our preclinical experience.”

“We learned a tremendous amount from these initial human cases,” Dr. deGuzman added. “The CarpX procedure was technically straightforward with a short learning curve. Procedure times fell rapidly with each successive case and should be similar to or possibly shorter than traditional surgery. We were also impressed with how much space the CarpX device’s balloon created within the carpal tunnel at completion of the procedure compared to traditional surgery. This unique feature has the potential to enhance the procedure’s short and long-term outcomes. Finally, certain procedural steps were successfully enhanced to address anatomic and tissue property differences between normal cadavers and living patients with carpal tunnel syndrome. In particular, the CarpX device required less power and lower balloon pressures to cut the ligament in human patients than it had in cadavers, an unexpected positive finding which should further enhance the procedure.”

Another group of patients are scheduled to undergo CarpX procedures in the coming weeks. Once these procedures and 90-day follow-up are completed, PAVmed will resubmit the CarpX 510(k) application incorporating the clinical safety and effectiveness data from the study.

About CarpX

CarpX is a minimally invasive device developed to treat carpal tunnel syndrome while reducing recovery times. CarpX is designed to closely mimic the anatomic results of invasive carpal tunnel surgery, but do so much less invasively, using catheters, balloons, radiofrequency energy and other established tools that have contributed to percutaneous and minimally invasive revolutions in the treatment of other conditions. The balloon catheter device is designed to be inserted under the scarred ligament in a minimally invasive fashion, while pushing the nerve and tendons away. When activated, bipolar radiofrequency electrodes precisely cut the ligament from the inside out in a matter of seconds. The device design provides physicians with ongoing feedback to optimize the safety and completeness of the procedure.

About PAVmed

PAVmed Inc. is a highly differentiated, multiproduct medical device company employing a unique business model designed to advance innovative products to commercialization much more rapidly and with significantly less capital than the typical medical device company. This proprietary model enables PAVmed to pursue an expanding pipeline strategy with a view to enhancing and accelerating value creation. PAVmed’s diversified pipeline of products address unmet clinical needs encompassing a broad spectrum of clinical areas with attractive regulatory pathways and market opportunities. Its five lead technologies provide groundbreaking approaches to carpal tunnel syndrome (CarpX™), precancerous conditions of the esophagus (EsoGuard™/EsoCheck™), vascular access (PortIO™), pediatric ear infections (DisappEAR™) and medical infusions (NextFlo™). The company is also developing innovative products in other areas, such as catheters and tissue ablation, while seeking to further expand its pipeline through engagements with clinician innovators and leading academic medical centers. For more information, please visit www.pavmed.com, follow us on Twitter, connect with us on LinkedIn, and watch our videos on YouTube.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of PAVmed’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of PAVmed’s common stock, Series W Warrants and Series Z Warrants; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required advance PAVmed’s products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from PAVmed’s preclinical studies; whether and when PAVmed’s products are cleared by regulatory authorities; market acceptance of PAVmed’s products once cleared and commercialized; our ability to raise additional funding and other competitive developments. PAVmed has not yet received clearance from the FDA or other regulatory body to market any of its products. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond PAVmed’s control. For a further list and description of these and other important risks and uncertainties that may affect PAVmed’s future operations, see Part I, Item IA, “Risk Factors,” in PAVmed’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Reports on Form 10-Q filed by PAVmed after its most recent Annual Report. PAVmed disclaims any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Contacts:

Investors

Mike Havrilla

Director of Investor Relations

(814) 241-4138

JMH@PAVmed.com

Media

Shaun O’Neil

Chief Commercial Officer

(518) 812-3087

SMO@PAVmed.com